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                                 EXHIBIT 23
                      PENNROCK FINANCIAL SERVICES CORP.


(Letterhead of Simon Lever & Company appears here)

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement of PennRock Financial Services Corp. on Form S-3 (No.33-10568) of our report dated January 29, 1999 on the consolidated financial statements of PennRock Financial Services Corp. and subsidiaries appearing in and incorporated by reference in this Annual Report on Form 10-K.

                                                 /s/  SIMON LEVER & COMPANY


Lancaster, Pennsylvania
March 16, 1999